EXHIBIT 99.1

Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Appoints Global Technology Development Expert to Board of Advisors

Columbia, Md. – August 5, 2014 – New Energy Technologies, Inc. (OTCQB: NENE), developer of see-through SolarWindow™ coatings capable of generating electricity on glass and flexible plastics, is pleased to announce the appointment of Mr. Curtis Watkins, an energy advocate with deep industry ties and experience promoting the energy economy through leading initiatives, and connecting and collaborating with energy companies and professionals, to the Company’s Board of Advisors.

Mr. Curtis Watkins Member, Board of Advisors New Energy Technologies, Inc.	Mr. Watkins currently works in the Emerging Technology Office at Duke Energy, where he is responsible for testing and verifying new technologies that have the potential to become part of a new emerging energy portfolio of solutions. He works with a range of technologies, from smaller-scale applications for individual homes, to larger-scale grid technologies and distributed energy resources. Prior to his joining the Emerging Technology Office in 2010, Curtis worked in the IT area developing secure solutions to allow 3rd party vendors access to sensitive, internal data.

Mr. Watkins not only works with one of the United States’ largest utilities, but began his career as an entrepreneur, helping build a high-tech startup focused on mobile technology solutions aimed at improving municipality process and procedures for code enforcement operations, and also starting an energy incubator program, CLT Joules, as a way to combine his passion for energy technology and entrepreneurism. Through his leadership, the CLT Joules program has raised significant corporate sponsorships to fund the operations and taken in 9 energy companies as part of the program, donating professional service work to energy innovators and small businesses to further their development. CLT Joules was noted by then Duke Energy CEO Jim Rogers as “one of the top 3 energy developments in Charlotte” in 2012.

“I’m pleased to have Curtis as a member of our Advisory Board team,” stated Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc. “Curtis is a proven entrepreneur and energy professional. As we continue to develop our SolarWindow™ technology toward commercialization, we look forward to utilizing his experience with driving innovative technology solutions in the utility and municipal energy industries, and guidance in the development of strategic partnerships.”

Mr. Watkins also serves on the University of North Carolina at Charlotte’s Energy and Infrastructure Production Center (EPIC) Implementation Committee as well as on the Emerging Technologies Coordinating Council (ETCC) Advisory Council. Curtis was named by the Charlotte Business Journal to the top ‘Forty Under Forty’ for 2013 and was the Young Professionals in Energy ‘Person of the Year’ for the Charlotte chapter in 2011. He holds a B.S. in Business Administration from the Virginia Commonwealth University.

Currently under development for eventual commercial deployment in the estimated 85 million commercial buildings and homes in America, SolarWindow™ is the world’s first-of-its-kind technology capable of generating electricity on see-through glass windows and flexible plastics.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

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 MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 59 US and International patent applications. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

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SolarWindow™ technologies, which generates electricity on see-through glass and flexible plastics with colored tints popular to skyscraper glass. Unlike conventional systems, SolarWindow™ can be applied to all four sides of tall towers, generating electricity using natural and artificial light conditions and even shaded areas. SolarWindow™ uses organic materials, which are dissolved into liquid, ideal for low-cost high-output manufacturing. New Energy’s SolarWindow™ is the subject of 42 patent applications.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation. Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.